Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Donar Enterprises, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edwin McGusty, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 19, 2004

/s/ Edwin McGusty
Name:	Edwin McGusty
Title:	Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Donar Enterprises, Inc., and will be retained by Donar Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.